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                                                                 Exhibit 10.3(c)

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                             MANAGED CARE AGREEMENT

     Amendment No. 2 dated as of November 24, 2003 ("Amendment No. 2") to the Amended and Restated Managed Care Agreement, dated and executed as of May 28, 2003, between Merck & Co., Inc., a New Jersey corporation ("Merck"), and Medco Health Solutions, Inc., a Delaware corporation ("Medco"), as further amended by Amendment No. 1 dated as of July 23, 2003 ("Amendment No. 1"), and effective as of the Effective Date (as amended by Amendment No. 1, the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. All section references used herein are to the Agreement.

     WHEREAS, Medco is in the business of providing PBM Services to corporations, health maintenance organizations, unions, insurance carriers, government employee plans and others;

     WHEREAS, Merck is a pharmaceutical company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products;

     WHEREAS, the parties desire to amend the Agreement to clarify (a) the information and data requirements set forth in Article VII to which Medco is subject, and (b) the terms upon which the adjustments to the benchmarks for market share rebates exclude utilization by Medco Plans, with respect to Calendar Quarters from and after October 1, 2003, of Merck Products included in Non-MAS Groups of Merck Products; and

     WHEREAS, this Amendment No. 2 shall be deemed to be effective as of October 1, 2003.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows, effective as of October 1, 2003:

          1. Section 7.1 of the Agreement is amended to read in its entirety as follows:

          7.1. Periodic Information Delivery. At Medco's expense, Medco shall provide to Merck promptly (w) (but in any event within 30 days) after each month, the information specified in Schedule 7.1(w), (x) (but in any event not later than the last day of each Calendar Quarter), (i) electronic data showing all "point of adjudication" Utilization Controls - e.g., electronic coverage management rules, CDUR, RDUR, RationalMed, and prior authorizations -- that are in place at each

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     Medco Plan on the 45th day of the applicable Calendar Quarter, together with (ii) the information specified in Section D of Schedule 7.2(a)(1) (the information described in clauses (i) and (ii) being collectively referred to hereinafter as the "snapshot information"); provided that, solely with respect to the Calendar Quarters ended September 30, 2003 and December 31, 2003, the snapshot information shall be as set forth in paragraph D of
     Schedule 7.2(a)(1), (y) within 90 days following each Calendar Quarter, the information specified in Section 7.2(a), and (z) (but in any event within 30 business days) after a written request therefor, all other data and information requested by Merck for purposes of administering this Restated Agreement.

          2. Section 7.2(a) of the Agreement is amended to read in its entirety as follows:

          7.2. Quarterly Data. (a) Within 90 days following the close of each Calendar Quarter, Medco shall deliver to Merck, in a mutually acceptable electronic format, the information specifically described in Sections A, B and C of Schedule 7.2(a)(1), the information described in Schedule 7.2(a)(2), and such other information available to and retrievable by Medco (with the cost and expenses of obtaining and retrieving such information to be paid by Medco), as Merck shall deem reasonably necessary for purposes of determining the rebate, if any, Medco shall be entitled to under this Restated Agreement (collectively, the "Quarterly Data"); provided, that, Medco may provide to Merck in hard copy format (rather than in electronic format) that portion of such information that in the ordinary course of business Medco does not maintain in electronic databases (e.g., lists of Utilization Controls) so long as such information provided in hard copy format is orderly, accessible, complete and accurate. The Quarterly Data submitted by Medco shall identify, with respect to each Merck Product dispensed under each Medco Plan during the applicable Calendar Quarter, whether prescriptions for such Merck Product dispensed under such Medco Plan are eligible for any Formulary Access Rebate Amount, specifying whether for such Calendar Quarter such Merck Product was (i) On Formulary under such Medco Plan, (ii) subject to Non-Rebate-Eligible Utilization Controls under such Medco Plan, or (iii) not available to Members under such Medco Plan on a Basis at least as favorable as the Basis upon which any Basis Competitive Product is available to Members under such Medco Plan. The Quarterly Data shall include a "Quarterly Utilization Controls Report" disclosing all Non-Rebate Eligible Utilization Controls and, for each Calendar Quarter beginning on or after January 1, 2004, all Rebate Eligible Utilization Controls that are in place for each Medco Plan during the Calendar Quarter and not reflected in the snapshot information provided to Merck with respect to such Calendar Quarter. For each Medco Plan, this report shall include group-level data consisting of electronic or hard copy data showing all switch programs, teleconsulting, facsimile intervention,

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     counterdetailing, and similar controls and other interventions or communications that constitute Non-Rebate Eligible Utilization Controls and are implemented at any time during the applicable Calendar Quarter and not reflected in the snapshot information provided to Merck with respect to such Calendar Quarter; provided, that, interventions and communications implemented solely by Plans (without the participation of Medco) must be reported in the Quarterly Utilization Control Report only when and to the extent that Medco is aware of such interventions and communications.

          3. Schedule 7.2(a) to the Agreement is renumbered as "Schedule 7.2(a)(1)" and amended to appear in its entirety as set forth on Exhibit A hereto.

          4. The Agreement is amended to include a new Schedule 7.2(a)(2) as set forth on Exhibit B hereto.

          5. The definition of "Incoming Medco Plans Sales Percentage" as set forth in Annex B of the Agreement is hereby amended to read in its entirety as follows:

          "Incoming Medco Plans Sales Percentage" shall be, with respect to any Calendar Quarter, (I) the sum of the Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products dispensed during such Calendar Quarter under Eligible Medco Plans that constitute Incoming Medco Plans with respect to such Calendar Quarter, divided by (II) the sum of the Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products dispensed during such Calendar Quarter under all Eligible Medco Plans (including Incoming Medco Plans with respect to such Calendar Quarter). For purposes of calculating the Incoming Medco Plans Sales Percentage, any Merck Product included in a Non-MAS Group of Merck Products shall not be treated as a Merck Product.

          6. The definition of "Outgoing Medco Plans Sales Percentage" as set forth in Annex B of the Agreement is hereby amended to read in its entirety as follows:

          "Outgoing Medco Plans Sales Percentage" shall be, with respect to any given Calendar Quarter, (I) the sum of the Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products dispensed during the immediately preceding Calendar Quarter under Eligible Medco Plans that constitute Outgoing Medco Plans with respect to the given Calendar Quarter, divided by (II) the result of (a) the sum of the Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products dispensed during the immediately preceding Calendar Quarter under all Eligible Medco Plans (but excluding Outgoing Medco Plans with respect to the immediately preceding Calendar Quarter), less (b) the amount reflected in clause (I) of this paragraph. For purposes of calculating the Outgoing Medco Plans Sales Percentage, any Merck Product included in a Non-MAS Group of Merck Products shall not be treated as a Merck Product.

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          7. The definition of "Quarterly Incoming Sales Amount" as set forth in
Annex B of the Agreement is hereby amended to read in its entirety as follows:

          "Quarterly Incoming Sales Amount", with respect to any Calendar Quarter, shall equal the sum of the Aggregate Medco Cost of all Eligible Prescriptions of all Merck Products (other than Merck Products that are included in a Non-MAS Group of Merck Products) dispensed during such Calendar Quarter under all Eligible Medco Plans that constitute Incoming Medco Plans with respect to such Calendar Quarter. For any Calendar Quarter with respect to which there are no Incoming Medco Plans, the "Quarterly Incoming Sales Amount" shall be zero.

          8. All references in the Agreement to the "Restated Agreement" are references to the Agreement as previously amended and as amended by this Amendment No. 2. The definition of "Restated Agreement" is hereby amended to read in its entirety as follows:

          "Restated Agreement" means this Amended and Restated Managed Care Agreement, dated and executed on May 28, 2003, between Merck and Medco, as further amended by Amendment Nos. 1 and 2 dated respectively as of July 23, 2003 and November 24, 2003.

          9. This Amendment No. 2 may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the
Agreement as of the date set forth above.

                                    MERCK & CO., INC.


                                    By: /s/ Margaret G. McGlynn
                                        ----------------------------------------
                                    Name:  Margaret G. McGlynn
                                    Title: President, U.S. Human
                                           Health Division

                                 MEDCO HEALTH SOLUTIONS, INC.

                                    By: /s/ Peter M. Sherman
                                        ----------------------------------------
                                    Name:  Peter M. Sherman
                                    Title: Vice President and Counsel

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